Exhibit 10.1

GA #20001130.2.C

Amendment #7

Contract No. 20001130.2.A.7

AMENDMENT 7

To GENERAL AGREEMENT #20001130.2.C

This Amendment Number 7 (“Amendment” or Contract No. 20001130.2.A.7) is made effective on January 1, 2008 (the “Effective Date”) and amending Agreement No. 20002230.3.C is by and between Soapstone Networks Inc. (formerly known as Avici Systems, Inc.) a Delaware corporation (“Supplier”), and AT&T Corp., a New York Corporation (“AT&T” or Company”) each of which may be referred to in the singular as “Party” or in the plural as “Parties”.

WHEREAS, Supplier and AT&T entered into Agreement No. 20001130.2.C on September 28, 2000 (the “Agreement”); and

WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE in consideration of the premises and the covenants hereinafter contain, the Parties agree as follows:

1.	Amend Article 1 Section 1.4 “Duration” to extend the term of the Agreement

Section 1.4 is hereby amended by deleting the first sentence in its entirety and replacing it with the following two sentences:

“This Agreement is effective as of September 28, 2000 and shall continue in effect until December 31, 2008. This Agreement may upon mutual agreement of the Parties be extended for an additional one year term.”

2.	Amend Contact Information in Article 1 Section 1.5 “Notices”

The contact information for the Parties is hereby deleted and replaced with the following;

To Company:	To Supplier:
AT&T Corp.	Soapstone Networks Inc.
One AT&T Way	296 Concord Road
Bedminster, NJ 07921	Billerica, MA 01821
Attention: Fred Meyer	Attention: Chief Financial Officer

3.	Amend Article 3 Section 3.1 “Pricing” to change the exhibit to “Exhibit F1”

Section 3.1 “Pricing” is amended by deleting the last two sentences of the section and by deleting all references to Exhibit F and replacing them with Exhibit F1.”

4.	Delete Article 3 Section 3.2 “Terms No Less Favorable”

Section 3.2 “Terms No Less Favorable” is hereby deleted in its entirety.

5.	Amend Article 5 Section 5.1 “Termination” - 2008 support services purchased pursuant to Exhibit F1 are non-cancelable

Section 5.1 (a) “Termination of Agreement” is hereby deleted in its entirety.

Section 5.1 (b) “Termination of Orders” is hereby amended by adding the following sentence:

‘This Section 5.1(b) does not apply to Exhibit F1 which may not be terminated.”

The information contained in this Agreement is not for use or disclosure outside AT&T, Soapstone Networks, Inc., their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

GA #20001130.2.C

Amendment #7

Contract No. 20001130.2.A.7

6.	Delete Article 5 Section 5.4 “Liquidated Damages/Late Delivery/Cancellations” and 5.6 “Reconciliation”

Sections 5.4 “Liquidated Damages/Late Delivery/Cancellations” and Section 5.6 “Reconciliation” are hereby deleted in their entirety.

7.	Delete Article 5 Section 5.8 “New Product/Feature Delivery Requirements”

Section 5.8 “New Product/Feature Delivery Requirements” is hereby deleted in its entirety.

8.	Delete Article 7 “HARDWARE AND SERVICES, AND MAINTENANCE WARRANTY”

Article 7 “HARDWARE AND SERVICES, AND MAINTENANCE WARRANTY” is hereby deleted in its entirety.

9.	Delete Article 8 “INSTALLATION SERVICES”

Article 8 “INSTALLATION SERVICES” is hereby deleted in its entirety.

10.	Amend Article 9 Section 9.12. “Software Warranty” subsection 1 to exclude Software provided pursuant to Exhibit B1

Section 9.12.1 is hereby amended by adding the following sentence: The terms of this Section 9.12.1 shall not be applicable to any Software provided pursuant to Exhibit B1.

11.	Delete Article 10 Section 10.12: “ISO 9000” and replace with “Quality”

Section 10.12 “ISO 9000” is hereby deleted in its entirety and replaced with the following new section 10.12 “Quality”:

10.12 Quality

a.	In addition to the warranty obligations under this Agreement,” Supplier represents and warrants that:

1.	All processes utilized to produce Hardware, Software and provide Services are controlled and adequate to Deliver consistent with Specifications and this Agreement;

2.	Supplier has evaluated the process controls of its subcontractors and vendors and has determined that they are adequate to Deliver Materials and Services consistent with Specifications and this Agreement; and

3.	Supplier to ensure that all Hardware, Software and Services are subjected to the above-mentioned processes controls.

For information purposes only, excellent Quality Management System guidance can be found in TL 9000 and ISO 9001:2000. Copies of ISO 9001:2000 may be ordered through the American Society for Quality at 800.248.1946. Copies of TL 9000 Handbooks may be ordered through the QuEST Forum web site at www.questforum.org. Select the ‘Resources’ link from the QuEST forum home page, which will direct you to the TL 9000 Handbooks purchase page.

b.	Throughout the term of this Agreement, Supplier shall periodically evaluate the process controls to verify whether each is still adequate to Deliver Hardware, Software and Services consistent with Specifications and this Agreement. Company reserves the right to request a review of such process controls throughout the term of this Agreement.

The information contained in this Agreement is not for use or disclosure outside AT&T, Soapstone Networks, Inc., their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

GA #20001130.2.C

Amendment #7

Contract No. 20001130.2.A.7

c.	If Supplier or Company, at any time during the Term of this Agreement, determines that the process controls are insufficient to meet the obligations herein, then at no additional charge to Company, Supplier shall:

1.	Provide to Company quality plan to remedy such insufficient Quality Process. Such quality plan shall include the following information, in detail:

i.	a schedule for achieving an adequate Quality Process;

ii.	the actions that will achieve and remedy such insufficiencies;

2.	Should remedy efforts described above fail to address insufficiencies within thirty (30) days of Supplier’s remedy efforts described above or upon Company’s notification to Supplier that remedy efforts are insufficient, whichever is earlier, or within a time period as mutually agreed, Supplier shall engage a third party consultant to perform quality control or quality assurance activities. Supplier shall provide AT&T or AT&T’s agent with notice of such engagement, including the name of the third party consultant, and shall provide Company or Company’s agent with cooperative assistance to such consultant.

d.	If requested by Company Supplier shall provide performance measurements periodically that demonstrate compliance with the Specifications and this Agreement. The Parties shall mutually agree upon appropriate performance measurements.

Nothing contained in this Clause, “Quality Assurance,” will diminish Supplier’s obligation to deliver Hardware, Software and perform Services in conformance to Supplier’s obligations in this Agreement.

12.	Delete Exhibit B “Maintenance and Support Services” and replace with the attached Exhibit B1 “Scope of Work Customer Services Delivered to Company by Supplier in Calendar Year 2008”

Exhibit B “Maintenance and Support Services” is hereby deleted in its entirety and replaced with Exhibit B1 “Scope of Work Customer Services Delivered to Company by Supplier in Calendar Year 2008” attached hereto and incorporated by reference.

13.	Delete Exhibit C “Installation Requirements”

Exhibit C “Installation Requirements” is hereby deleted in its entirety

14.	Replace Exhibit F “HARDWARE, SOFTWARE AND SERVICES, PRICING AND DISCOUNTS” with Exhibit F1 “HARDWARE, SOFTWARE AND SERVICES, PRICING AND DISCOUNTS”

Exhibit F “HARDWARE, SOFTWARE AND SERVICES, PRICING AND DISCOUNTS” is hereby deleted in its entirety and replaced with Exhibit F1 “HARDWARE, SOFTWARE AND SERVICES, PRICING AND DISCOUNTS” attached hereto and incorporated by reference.

15.	Delete Exhibit H “New Product Milestones”

Exhibit H “New Product Milestones” is hereby deleted in its entirety.

The information contained in this Agreement is not for use or disclosure outside AT&T, Soapstone Networks, Inc., their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

GA #20001130.2.C

Amendment #7

Contract No. 20001130.2.A.7

16.	Delete Amendment 1 to GENERAL AGREEMENT #No. 20001130.2.C

Amendment 1 to the GENERAL AGREEMENT #No. 20001130.2.C is hereby deleted in its entirety.

17.	Delete Amendment 3 to GENERAL AGREEMENT #No. 20001130.2.C

Amendment 3 to the GENERAL AGREEMENT #No. 20001130.2.C is hereby deleted in its entirety.

18.	Delete certain sections of Amendment 4 to GENERAL AGREEMENT #No. 20001130.2.C

Sections 1, 3, 4, 5, 6, 7, 8, Exhibit F, Exhibit H1, and Exhibit H2 of Amendment 4 to GENERAL AGREEMENT #No. 20001130.2.C are hereby deleted in their entirety.

19.	Delete Amendment 5 to GENERAL AGREEMENT #20001130.2.C

Amendment 5 to the GENERAL AGREEMENT #No. 20001130.2.C along with Exhibit F are hereby deleted in their entirety.

20.	Delete Amendment 6 to GENERAL AGREEMENT #No. 20001130.2.C

Amendment 6 to the GENERAL AGREEMENT #20001130.2.C along with Exhibit F are hereby deleted in their entirety.

21.	The Agreement shall be amended by adding the following new Section 10.24 “Option to Purchase Services in Calendar Year 2009”

10.24 Option to Purchase Services in Calendar Year 2009

Company agrees that Supplier is under no obligation to provide customer support services to Company after December 31, 2008. Should Company desire to purchase customer support from Supplier for the calendar year 2009, the Company shall notify Supplier in writing on or before May 31, 2008 and execute an extension to the Agreement no later than June 30, 2008.

22.	Exhibit C1 “Scope of Work Development and Certification of IPriori 6.7”

Exhibit C1 “Scope of Work Development and Certification of IPriori 6.7” attached hereto is incorporated by reference.

23.	Amend Article “3 Prices and Payment” Section 3.1 Pricing by adding the following 2008 Hardware Support and Software Support purchase obligation

Service Pricing, as defined in Exhibit F1, is made up of 2 separate components: A) Hardware Support Services and Technical Assistance Center (“TAC “) Support Services and B) Software Maintenance. While pricing is separate for these components and Company may issue separate Orders for the separate components, Company agrees to purchase both components.

The information contained in this Agreement is not for use or disclosure outside AT&T, Soapstone Networks, Inc., their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

GA #20001130.2.C

Amendment #7

Contract No. 20001130.2.A.7

24.	Insurance

Article 5 Section 5.3 “Insurance” is hereby be deleted in its entirety and replaced with the following:

a.	With respect to Supplier’s performance under this Agreement, and in addition to Supplier’s obligation to indemnify, Supplier shall at its sole cost and expense:

i.	maintain the insurance coverages and limits required by this Section and any additional insurance and/or bonds required by law:

1.	at all times during the term of this Agreement and until completion of all Work associated with this Agreement, whichever is later; and

2.	with respect to any coverage maintained in a “claims-made” policy, for two (2) years following the term of this Agreement or completion of all Work associated with this Agreement, whichever is later. If a “claims-made” policy is maintained, the retroactive date must precede the commencement of Work under this Agreement;

ii.	require each subcontractor who may perform Work under this Agreement or enter upon the Work site to maintain coverages, requirements, and limits at least as broad as those listed in this Section from the time when the subcontractor begins Work, throughout the term of the subcontractor’s Work and, with respect to any coverage maintained on a “claims-made” policy, for two (2) years thereafter;

iii.	procure the required insurance from an insurance company eligible to do business in the state or states where Work will be performed and having and maintaining a Financial Strength Rating of “A-” or better and a Financial Size Category of “VII” or better, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies, except that, in the case of Workers’ Compensation insurance, Supplier may procure insurance from the state fund of the state where Work is to be performed; and

iv.	deliver to Company certificates of insurance stating the types of insurance and policy limits. Supplier shall provide or will endeavor to have the issuing insurance company provide at least thirty (30) days advance written notice of cancellation, non-renewal, or reduction in coverage, terms, or limits to Company. Supplier shall deliver such certificates:

1.	prior to execution of this Agreement and prior to commencement of any Work;

2.	prior to expiration of any insurance policy required in this Section; and

3.	for any coverage maintained on a “claims-made” policy, for two (2) years following the term of this Agreement or completion of all Work associated with this Agreement, whichever is later.

b.	The Parties agree that:

i.	the failure of Company to demand such certificate of insurance or failure of Company to identify a deficiency will not be construed as a waiver of Supplier’s obligation to maintain the insurance required under this Agreement;

ii.	the insurance required under this Agreement does not represent that coverage and limits will necessarily be adequate to protect Supplier, nor be deemed as a limitation on Supplier’s liability to Company in this Agreement;

iii.	Supplier may meet the required insurance coverages and limits with any combination of primary and Umbrella/Excess liability insurance; and

iv.	Supplier is responsible for any deductible or self-insured retention.

c.	The insurance coverage required by this Section includes:

i.	Workers’ Compensation insurance with benefits afforded under the laws of any state in which the Work is to be performed and Employers Liability insurance with limits of at least:

$500,000 for Bodily Injury – each accident

$500,000 for Bodily Injury by disease – policy limits

$500,000 for Bodily Injury by disease – each employee

To the fullest extent allowable by Law, the policy must include a waiver of subrogation in favor of Company, its Affiliates, and their directors, officers and employees.

In states where Workers’ Compensation insurance is a monopolistic state-run system, Supplier shall add Stop Gap Employers Liability with limits not less than $500,000 each accident or disease.

The information contained in this Agreement is not for use or disclosure outside AT&T, Soapstone Networks, Inc., their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

GA #20001130.2.C

Amendment #7

Contract No. 20001130.2.A.7

ii.	Commercial General Liability insurance written on Insurance Services Office (ISO) Form CG 00 01 12 04 or a substitute form providing equivalent coverage, covering liability arising from premises, operations, personal injury, products/completed operations, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract) with limits of at least:

$2,000,000 General Aggregate limit

$1,000,000 each occurrence limit for all bodily injury or property damage incurred in any one (1) occurrence

$1,000,000 each occurrence limit for Personal Injury and Advertising Injury

$2,000,000 Products/Completed Operations Aggregate limit

$1,000,000 each occurrence limit for Products/Completed Operations

$1,000,000 Damage to Premises Rented to You (Fire Legal Liability)

The Commercial General Liability insurance policy must:

1.	include Company, its Affiliates, and their directors, officers, and employees as Additional Insureds. Supplier shall provide a copy of the Additional Insured endorsement to Company. The Additional Insured endorsement may either be specific to Company or may be “blanket” or “automatic” addressing any person or entity as required by contract. A copy of the Additional Insured endorsement must be provided within sixty (60) days of execution of this Agreement and within sixty (60) days of each Commercial General Liability policy renewal;

2.	include a waiver of subrogation in favor of AT&T Services, Inc., its Affiliates, and their directors, officers and employees; and

3.	be primary and non-contributory with respect to any insurance or self-insurance that is maintained by Company

iii.	Business Automobile Liability insurance with limits of at least $1,000,000 each accident for bodily injury and property damage, extending to all owned, hired, and non-owned vehicles.

Umbrella/Excess Liability insurance with limits of at least $1,000,000 each occurrence with terms and conditions at least as broad as the underlying Commercial General Liability, Business Auto Liability, and Employers Liability policies. Umbrella/Excess Liability limits will be primary and non-contributory with respect to any insurance or self-insurance that is maintained by Company.

25.	The Agreement shall be amended by adding the following new Section 10.25 “Third Party Administrative Services”:

10.25 Third Party Administrative Services

Supplier acknowledges that a third party administrator will perform certain administrative functions for Company in relation to this Agreement. Such administrative functions may include:

a.	Collecting and verifying certificates of insurance;

b.	Providing financial analysis;

c.	Verifying certifications under the Section entitled “Utilization of Minority, Women, and Disabled Veteran Owned Business Enterprises”; and

d.	Collecting and verifying Supplier profile information.

Supplier shall cooperate with such third party administrator in its performance of such administrative functions and shall provide such data as from time to time the third party administrator may request. Further, notwithstanding any other provision of this Agreement, Supplier agrees that Company may provide confidential Information regarding Supplier to such third party administrator. Supplier agrees to pay the third party administrator an annual fee for the performance of these administrative functions, which annual fee shall not exceed three hundred dollars ($300.00) and a one time set-up fee of thirty dollars ($30.00).

The information contained in this Agreement is not for use or disclosure outside AT&T, Soapstone Networks, Inc., their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

GA #20001130.2.C

Amendment #7

Contract No. 20001130.2.A.7

26.	Force Majeure:

Article 10 Section 8 “Force Majeure” is hereby deleted in its entirety and replaced with the following:

A Party is excused from performing its obligations under this Agreement or any Order if, to the extent that, and for so long as:

i.	such Party’s performance is prevented or delayed by an act or event (other than economic hardship, changes in market conditions, insufficiency of funds, or unavailability of equipment and supplies) that is beyond its reasonable control and could not have been prevented or avoided by its exercise of due diligence; and

ii.	such Party gives written notice to the other Party, as soon as practicable under the circumstances, of the act or event that so prevents such Party from performing its obligations.

b.	By way of illustration, and not by limitation, acts or events that may prevent or delay performance (as contemplated by this Section) include: acts of God or the public enemy, acts of civil or military authority, terrorists acts, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, and labor disputes (even if Company. is involved in the labor dispute).

c.	If Supplier is the Party whose performance is prevented or delayed, Company may elect to:

i.	Terminate, in whole or in part, this Agreement and the affected Order, without any liability to Supplier, or suspend this Agreement and the affected Order or any part thereof for the duration of the delay; and (at Company ‘s option) obtain Hardware, Software and Services elsewhere and deduct from any commitment, under this Agreement or such Order, the quantity of the Hardware, Software and Services obtained elsewhere or for which commitments have been made elsewhere; and resume performance under this Agreement or such Order when Supplier resumes its performance; and (at Company’s option) extend any affected Delivery Date or performance date up to the length of time Supplier’s performance was delayed or prevented. If Company does not give any written notice, within thirty (30) days after receiving notice under this Section that Supplier’s performance has been delayed or prevented, this option (ii) will be deemed to have been selected.

27.	The Agreement shall be amended by adding the following new Section 10.26 “Background Check”

10.26 Background Check

1.

Supplier, with respect to the following requirements in this Section (collectively, “Background Checks”) and subject to any laws, rules or regulations which may limit any Supplier action otherwise required by this section, (i) shall at the time of hire make all reasonable efforts, including checking the background, verifying the personal information and conducting a Drug Screen to determine and verify all information necessary to represent and warrant to Company that to the best of its knowledge no Supplier employee (“Supplier Person”) whom Supplier proposes to have perform any Service that permits physical, virtual or other access to Company or its customers’ premises, systems, networks, or Information (“Access”) at any time during the Term of the Agreement, (a) has presented a positive Drug Screen, (b) has been arraigned or convicted of (i) any felony, (ii) any misdemeanor involving violence, sexually related criminal conduct,

The information contained in this Agreement is not for use or disclosure outside AT&T, Soapstone Networks, Inc., their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

GA #20001130.2.C

Amendment #7

Contract No. 20001130.2.A.7

theft or computer crimes, fraud or financial crimes, or crimes involving unlawful possession or use of a dangerous weapon, or (c) is identified on any government registry as a sex offender; and (ii) Supplier shall not permit any such Supplier Person presenting a positive Drug Screen, so arraigned or convicted, or so identified to perform any Service that permits such Access during the Term.

2.	Supplier represents and warrants to Company that to the best of its knowledge no Supplier Person has (i) falsified any of his or her Identification Credentials, or (ii) failed to disclose any material information in the hiring process relevant to the performance of any Service. Supplier shall not permit any Supplier Person who has falsified such Identification Credentials or failed to disclose such information to perform any Service that permits Access.

3.	The following definitions apply:

•

“Identification Credentials” includes, with respect to each Supplier Person, his or her Social Security number, driver’s license, educational credentials, employment history, home address, and citizenship indicia.

•

“Drug Screen” means the testing for the use of illicit drugs (including opiates, cocaine, cannabinoids, amphetamines, and phencyclidine (PCP)) of any Supplier Person who (i) has unsupervised (or badged) physical Access to Company’s or its customers’ premises, or (ii) has regular or recurring supervised physical Access to Company or its customer’s premises for more than thirty (30) days in the aggregate annually.

The failure of Supplier to comply with the requirements of this Section, and/or if any Supplier Person who fails such Background Check or who has falsified Identification Credentials does perform any Service that permits such Access, shall each be considered a material breach of this Agreement. Notwithstanding any of the foregoing, exceptions for individual Supplier Persons may be granted by Company on a case-by-case basis.

28.	The Agreement shall be amended by adding the following new Section 10.27 “Reimbursable Expenses is added as follows”:

10.27 Reimbursable Expenses

Company is not responsible for any travel, meal or other business related expense incurred by Supplier whether or not incurred in its performance of its obligations under this Agreement, unless reimbursement of expenses is expressly authorized in this Agreement or an Order pursuant to this Agreement. If reimbursement of expenses is so authorized, in order to be reimbursable, each and every such expense must comply with the requirements of Company Vendor Expense Policy attached hereto and incorporated herein as Appendix Z attached hereto. Supplier must provide in a timely manner receipts and other documentation as required by the Vendor Expense Policy and such additional documentation or information requested by Company to substantiate expenses submitted by Supplier for reimbursement.

The information contained in this Agreement is not for use or disclosure outside AT&T, Soapstone Networks, Inc., their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

GA #20001130.2.C

Amendment #7

Contract No. 20001130.2.A.7

IN WITNESS WHEREOF, the Supplier and Company have caused this Amendment to be executed by their duly authorized representatives identified below.

SOAPSTONE NETWORKS INC. Formerly Known As: AVICI SYSTEMS INC.	AT&T CORP.

(Signature)	(Signature)

(Name Print)	(Name Print)

(Title)	(Title)

(Date)	(Date)

The information contained in this Agreement is not for use or disclosure outside AT&T, Soapstone Networks, Inc., their Affiliates and their third party representatives, except under written agreement by the contracting Parties.